Exhibit 99.1

Saga Communications, Inc. Reports 2nd Quarter 2017 Results

Radio Net Revenue of $30.3 Million from Continuing Operations and Television Net Revenue of $5.7 Million from Discontinued Operations

GROSSE POINTE FARMS, Mich., Aug. 3, 2017 /PRNewswire/ -- Saga Communications, Inc. (NYSE American: SGA) today reported earnings for the three and six months ended June 30, 2017. Continuing operations include the Company's radio stations. The Company's television stations are classified as held for sale and are being reported as discontinued operations due to the pending sale which is expected to close during the third quarter of 2017.

The Company announced net revenue of $30.3 million from continuing operations for the quarter ended June 30, 2017 compared to $30.9 million for the same period last year. Station operating expense decreased to $21.4 million for the quarter compared to $21.8 million last year and station operating income was $5.9 million for the quarter compared to $6.4 million last year.

The Company's net revenue included in discontinued operations for the quarter ended June 30, 2017 was $5.7 million compared to $5.6 million for the same period last year. Station operating expense and station operating income included in discontinued operations were flat for the comparable periods at $3.6 million and $2.0 million respectively.

Net income for the quarter ended June 30, 2017 was $4.5 million ($0.77 per fully diluted share) as compared to $4.8 million ($0.81 per fully diluted share) for the same period last year.

The Company's net revenue of $56.4 million from continuing operations for the six months ended June 30, 2017 compared to $58.3 million for the same period last year. Station operating expense decreased to $42.8 million for the six month period compared to $43.0 million last year and station operating income was $7.9 million for the six months compared to $10.0 million last year. Gross political revenue from continuing operations were $289 thousand for the six month period this year compared to $1.4 million last year.

The Company's net revenue included in discontinued operations for the six months ended June 30, 2017 was flat with the same period last year at $10.9 million. Station operating expense for the six month period was $7.4 million compared to $7.1 million last year and station operating income was $3.6 million this year compared to $3.7 million last year.

Net income for the six months ended June 30, 2017 was $6.5 million ($1.10 per fully diluted share) as compared to $7.8 million ($1.33 per fully diluted share) for the same period last year.

Capital expenditures were $2.0 million in the second quarter compared to $1.5 million for the same period last year. The Company expects to spend approximately $5.0 million to $5.5 million for capital expenditures during 2017.

The Company entered into agreements on May 9, 2017 to sell it's television stations for approximately $66.6 million and to purchase radio stations in Charleston and Hilton Head, SC for approximately $23.0 million. Both the sale and purchase are expected to occur during the third quarter. The Company plans on utilizing an Internal Revenue Code Section 1031 like-kind exchange for some of the specific assets being sold and acquired. This will allow the Company to defer taxes on a portion of the gain from the sale. The amount of the deferral will not be fully known until both the sale and purchase are closed and certain tax documents finalized.

The Company expects to use both it's existing cash on hand and the net cash remaining after the sale of the television stations and the purchase of the Charleston and Hilton Head radio stations for continued station acquisitions, debt reduction and other corporate purposes.

Saga's 2017 Second Quarter call will be on Thursday, August 3, 2017 at 11:00 a.m. EDT. The dial-in number for the call is (612) 288-0329. A transcript of the call will be posted to the Company's website as soon as it is available after the call.

The Company requests that all parties that have a question that they would like to submit to the Company to please email the inquiry by 10:00 a.m. EDT on August 3, 2017 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing will be discussed during the call.

The attached Selected Supplemental Financial Data tables disclose "actual", "same station", and "discontinued operations" information as well as the Company's trailing 12 month consolidated EBITDA. The "actual" amounts reflect our historical financial results and include the results of operations for stations that we did not own for the entire comparable period. The "same station" amounts reflect only the results of operations for stations that we owned for the entire comparable period.

Saga utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance. Such non-GAAP measures include same station financial information, free cash flow, trailing 12 month consolidated EBITDA, and consolidated net leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including, but not limited to, evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive based compensation of executives and other members of management and as a measure of financial position. Saga's management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value. These measures are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Consolidated and Supplemental Financial Data tables.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "believes," "expects," "anticipates," "guidance" and similar expressions are intended to identify forward-looking statements. Key risks, including risks associated with Saga's ability to effectively integrate the stations it acquires and the impact of federal regulation on Saga's business, are described in the reports Saga periodically files with the U.S. Securities and Exchange Commission, including Item 1A of our Annual Report on Form 10-K. Readers should note that these statements may be impacted by several factors, including national and local economic changes and changes in the radio and television broadcast industry in general, as well as Saga's actual performance. Results may vary from those stated herein and Saga undertakes no obligation to update the information contained here.

Saga is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties. Saga owns or operates broadcast properties in 26 markets, including 68 FM and 32 AM radio stations, 4 television stations and 5 low-power television stations. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacom.com.

Saga Communications, Inc.
Selected Consolidated Financial Data
For The Three and Six Months Ended
June 30, 2017 and 2016
(amounts in 000's except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Operating Results
Net operating revenue	$ 30,261	$ 30,866	$ 56,416	$ 58,330
Station operating expense	21,426	21,842	42,766	42,982
Corporate general and administrative	2,880	2,620	5,743	5,337
Other operating expense	79	8	58	5
Operating income	5,876	6,396	7,849	10,006
Interest expense	229	182	437	361
Income from continuing operations, before tax	5,647	6,214	7,412	9,645
Income tax expense	2,272	2,569	2,990	3,987
Income from continuing operations, net of tax	3,375	3,645	4,422	5,658
Income from discontinued operations, net of tax	1,159	1,166	2,050	2,177
Net income	$ 4,534	$ 4,811	$ 6,472	$ 7,835

Basic Earnings per share:
From continuing operations	$ 0.57	$ 0.62	$ 0.75	$ 0.97
From discontinued operations	0.20	0.20	$ 0.35	$ 0.37
Basic earnings per share	$ 0.77	$ 0.82	$ 1.10	$ 1.34

Diluted Earnings per share:
From continuing operations	$ 0.57	$ 0.61	$ 0.75	$ 0.96
From discontinued operations	0.20	0.20	$ 0.35	$ 0.37
Diluted earnings per share	$ 0.77	$ 0.81	$ 1.10	$ 1.33

Weighted average common shares	5,803	5,754	5,796	5,752
Weighted average common and common
equivalent shares	5,806	5,763	5,804	5,761

Free Cash Flow
Net income	$ 4,534	$ 4,811	$ 6,472	$ 7,835
Plus: Depreciation and amortization:
Station	1,372	1,406	2,730	2,752
Corporate	72	69	143	138
Discontinued operations	129	332	445	653
Deferred tax provision	1,255	915	1,680	1,490
Non-cash compensation	574	530	1,132	1,058
Other operating expense from continuing operations	79	8	58	5
Other operating expense from discontinued operations	-	-	31	3
Less: Capital expenditures from continuing operations	(1,974)	(1,064)	(3,315)	(1,969)
Capital expenditures from discontinued operations	(12)	(476)	(110)	(581)
Free cash flow	$ 6,029	$ 6,531	$ 9,266	$ 11,384

			June 30,
			2017	2016
Balance Sheet Data
Working capital			$ 56,574	$ 27,713
Net fixed assets			$ 49,865	$ 50,038
Net intangible assets and other assets			$ 102,658	$ 118,518
Total assets			$ 226,878	$ 212,907
Long-term debt including $1,078 and $1,078 of current liabilities
classified as discontinued operations, respectivley			$ 36,365	$ 36,365
Stockholders' equity			$ 139,319	$ 129,036

Saga Communications, Inc.
Selected Supplemental Financial Data
For The Three and Six Months Ended
June 30, 2017 and 2016
(amounts in 000's except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Results of Discontinued Operations
Net operating revenue	$ 5,688	$ 5,572	$ 10,942	$ 10,853
Station operating expense	3,643	3,578	7,355	7,123
Other operating expense	-	-	31	3
Operating income	2,045	1,994	3,556	3,727
Interest expense	8	7	16	17
Income before income taxes	2,037	1,987	3,540	3,710
Income tax expense	878	821	1,490	1,533
Income from discontinued operations, net of tax	$ 1,159	$ 1,166	$ 2,050	$ 2,177

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Three Months Ended
June 30, 2017 and 2016
(amounts in 000's except per share data)
(Unaudited)

	Actual		Same Station (1)
	Three Months Ended		Three Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Consolidated
Net operating revenue	$ 30,261	$ 30,866	$ 30,155	$ 30,866
Station operating expense	21,426	21,842	21,372	21,842
Corporate general and administrative	2,880	2,620	2,880	2,620
Other operating expense	79	8	79	8
Operating income	5,876	6,396	5,824	6,396
Interest expense	229	182
Income from continuing operations, before tax	5,647	6,214
Income tax expense	2,272	2,569
Income from continuing operations, net of tax	3,375	3,645
Income from discontinued operations, net of tax	1,159	1,166
Net income	$ 4,534	$ 4,811

Basic Earnings per share:
From continuing operations	$ 0.57	$ 0.62
From discontinued operations	0.20	0.20
Basic earnings per share	$ 0.77	$ 0.82

Diluted Earnings per share:
From continuing operations	$ 0.57	$ 0.61
From discontinued operations	0.20	0.20
Diluted earnings per share	$ 0.77	$ 0.81

	Actual		Same Station (1)
	Three Months Ended		Three Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Depreciation and amortization
Radio Stations	$ 1,372	$ 1,406	$ 1,370	$ 1,406
Discontinued Operations	129	332	129	332
Corporate and Other	72	69	72	69
	$ 1,573	$ 1,807	$ 1,571	$ 1,807

(1)	Same station includes only the results of stations we owned and operated for the entire comparable period.

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Six Months Ended
June 30, 2017 and 2016
(amounts in 000's except per share data)
(Unaudited)

	Actual		Same Station (1)
	Six Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Consolidated
Net operating revenue	$ 56,416	$ 58,330	$ 56,265	$ 58,330
Station operating expense	42,766	42,982	42,655	42,982
Corporate general and administrative	5,743	5,337	5,743	5,337
Other operating expense	58	5	58	5
Operating income	7,849	10,006	7,809	10,006
Interest expense	437	361
Income from continuing operations, before tax	7,412	9,645
Income tax expense	2,990	3,987
Income from continuing operations, net of tax	4,422	5,658
Income from discontinued operations, net of tax	2,050	2,177
Net income	$ 6,472	$ 7,835

Basic Earnings per share:
From continuing operations	$ 0.75	$ 0.97
From discontinued operations	0.35	0.37
Basic earnings per share	$ 1.10	$ 1.34

Diluted Earnings per share:
From continuing operations	$ 0.75	$ 0.96
From discontinued operations	0.35	0.37
Diluted earnings per share	$ 1.10	$ 1.33

	Actual		Same Station (1)
	Six Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Depreciation and amortization
Radio Stations	$ 2,730	$ 2,752	$ 2,728	$ 2,752
Discontinued Operations	445	653	445	653
Corporate and Other	143	138	143	138
	$ 3,318	$ 3,543	$ 3,316	$ 3,543

(1)	Same station includes only the results of stations we owned and operated for the entire comparable period.

Saga Communications, Inc.
Selected Supplemental Financial Data
June 30, 2017
(amounts in 000's except ratios)
(Unaudited)

		Less:	Plus:	Trailing
	12 Mos Ended	6 Mos Ended	6 Mos Ended	12 Mos Ended
	December 31,	June 30,	June 30,	June 30,
	2016	2016	2017	2017
Trailing 12 Month Consolidated Earnings Before Interest,
Taxes, Depreciation and Amortization ("EBITDA") (1)
Net income	$ 18,186	$ 7,835	$ 6,472	$ 16,823
Exclusions:
Gain (loss) on sale of assets	1,393	(8)	(89)	1,312
Other	298	215	279	362
Total exclusions	1,691	207	190	1,674
Consolidated adjusted net income (1)	16,495	7,628	6,282	15,149
Plus: Interest expense	776	378	454	852
Income tax expense	12,500	5,520	4,480	11,460
Depreciation & amortization expense	7,263	3,543	3,318	7,038
Amortization of television syndicated programming contracts	628	312	316	632
Non-cash stock based compensation expense	2,101	1,058	1,132	2,175
Less: Cash television programming payments	(625)	(312)	(316)	(629)

Trailing twelve month consolidated EBITDA (1)	$ 39,138	$ 18,127	$ 15,666	$ 36,677

Total long-term debt, including current maturities				$ 36,365
Divided by trailing twelve month consolidated EBITDA (1)				36,677
Leverage ratio				0.99

(1) As defined in the Company's credit facility.

Saga Communications, Inc.
Selected Financial Data Non-GAAP Disclosures
For the Three and Six Months Ended
June 30, 2017 and 2016
(amounts in 000's)
(Unaudited)

Reconciliation of Actual Information to Same Station Operating Income

		Adjustment			Adjustment
	Actual	For Acquisitions	Same Station	Actual	For Acquisitions	Same Station
	Three Months	and Dispositions	Three Months	Three Months	and Dispositions	Three Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	June 30,	Entire Comparable	June 30,	June 30,	Entire Comparable	June 30,
	2017	Period	2017	2016	Period	2016
Consolidated
Net operating revenue	$ 30,261	$ (106)	$ 30,155	$ 30,866	$ -	$ 30,866
Station operating expense	21,426	(54)	21,372	21,842	-	21,842
Corporate general and administrative	2,880	-	2,880	2,620	-	2,620
Other operating expense	79	-	79	8	-	8
Operating income	$ 5,876	$ (52)	$ 5,824	$ 6,396	$ -	$ 6,396

Depreciation and amortization	$ 1,573	$ (2)	$ 1,571	$ 1,807	$ -	$ 1,807

		Adjustment			Adjustment
	Actual	For Acquisitions	Same Station	Actual	For Acquisitions	Same Station
	Six Months	and Dispositions	Six Months	Six Months	and Dispositions	Six Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	June 30,	Entire Comparable	June 30,	June 30,	Entire Comparable	June 30,
	2017	Period	2017	2016	Period	2016
Consolidated
Net operating revenue	$ 56,416	$ (151)	$ 56,265	$ 58,330	-	$ 58,330
Station operating expense	42,766	(111)	42,655	42,982	-	42,982
Corporate general and administrative	5,743	-	5,743	5,337	-	5,337
Other operating (income) expense	58	-	58	5	-	5
Operating income	$ 7,849	$ (40)	$ 7,809	$ 10,006	$ -	$ 10,006

Depreciation and amortization	$ 3,318	$ (2)	$ 3,316	$ 3,543	$ -	$ 3,543

CONTACT: Samuel D. Bush, 313/886-7070